EXHIBIT 99.1

INTERAMERICAN GAMING FILES AUDITED FINANCIALS FOR FY 2010 & FY 2011; ISSUES CORPORATE UPDATE; AND BRINGS SOFIT V1.5 LIVE ON APP STORE

TORONTO, ONTARIO — March 4th, 2013 — InterAmerican Gaming Inc. ("IAG" or the “Company") (OTC PINK: IAGM) is pleased to provide corporate and product development updates. The Company’s operating subsidiary, SoFit Mobile Inc. (“SoFit”), has developed a new social gaming platform for the health and fitness industry.

Corporate Development:

IAG has filed its Annual Report on Form 10-K for the periods ended September 30, 2010 and September 30, 2011 as part of a process by which the Company intends to remediate a number of delinquent periodic reports which were not filed with the SEC. It is IAG’s intention to remediate and file all of its delinquent periodic filings with the SEC as soon as reasonably possible. The Company is now focused on completing its Annual Report for FY 2012.

IAG’s subsidiary SoFit has secured a number of key partnerships with charities, fitness organizations and technology companies that the Company looks forward to working with.

Product Development:

The SoFit product is a new social gaming platform application that lets you get fit, stay fit and earn rewards that matter. SoFit is free on Apple and Android devices, incorporating social networks, real-world rewards, and charity partners to revolutionize the future of fitness gamification. IAG is thrilled to announce the newest version of SoFit, Version 1.5, is now live on the App Store and will be live on Google Play for Android users shortly. Users will be able to join a variety of challenges that support real-world fitness and training events, as well as charity events with donation capabilities. Other improvements to the application include audio cues during races, internal music player for your activities, and improved GPS functionality.

Mr. Marc Askenasi, President  & CEO of IAG, stated:

“We are very excited to have completed the 2010 and 2011 audits. This will now allow us to execute on a number of initiatives which ultimately support and expedite our product and business development.”

The SoFit team is working towards Version 2.0, scheduled for release in Spring/Summer 2013.

Download SoFit from the App Store: https://itunes.apple.com/ca/app/sofit/id536689295?mt=8

Download SoFit from Google Play: https://play.google.com/store/apps/developer?id=SoFit+Mobile+Inc.&hl=en

About IAG and SoFit

IAG develops socially disruptive technologies. IAG builds industry-defining businesses through a combination of organic growth and acquisitions.

IAG’s first product, SoFit, is a new social gaming mobile application that lets you get fit, stay fit and earn rewards that matter. The SoFit app is available for download for Apple and Android mobile devices from http://www.sofitmobile.com/.

For more information and to stay engaged with SoFit 'follow' us on Twitter @sofitmobile and 'like' us on Facebook @facebook.com/sofitmobile.

Forward-looking Statements

Note: This press release contains “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. InterAmerican Gaming Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management’s ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company’s ability to retain key management and employees; intense competition and the company’s ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in InterAmerican Gaming Inc. SEC filings. InterAmerican Gaming Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with InterAmerican Gaming Inc.’s business, please refer to the risks and uncertainties detailed from time to time in InterAmerican Gaming Inc.’s SEC filings.

This release does not constitute an offer for sale of securities.

Tyler Troup, Managing Director

Circadian Group, Investor Relations

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